Exhibit 23.2



                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of:

         (i) our report dated January 26, 1999, included in Newport News Shipbuilding Inc.'s Form 10-K for the year ended December 31, 1998; and

         (ii)  our  report  dated  June  4,  1999,   included  in  Newport  News
         Shipbuilding Savings (401(k)) Plan for Union Eligible Employees on Form 11-K for the year ended December 31, 1998.

We also consent to all references to our Firm included in this Registration Statement.



Washington, D.C.                                 /s/ ARTHUR ANDERSEN LLP
July 28, 1999